Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-149191) of Dana Holding Corporation of our report dated June 23, 2008, relating to the financial statements of the Dana Corporation Employee Incentive and Savings Investment Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
June 23, 2008

13